UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  December 15, 2004

(Date of earliest event reported)

SOUTHWEST WATER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3782
(Address of principal executive offices, including zip code)

(213) 929-1800
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On December 15, 2004, Southwest Water Company (the “Company”) entered into an agreement (the “Agreement”) with James C. Wisener, Chief Operating Officer, Southwest Water Services Group and President, Southwest Billing Solutions, Inc., which provides for a severance payment of $300,000 upon his resignation effective December 23, 2004.  Effective upon the termination of his employment on December 23, 2004, the Company will engage Mr. Wisener as a consultant for a period of 10 months for an aggregate payment of up to $275,000.  In this consulting role, Mr. Wisener will review potential utility billing merger and divestiture activities and is eligible to earn additional success based payments for the successful conclusion of potential transactions.

The Agreement terminates Mr. Wisener’s participation in the 2002 MasterTek Long Term Incentive Plan (the “Incentive Plan”) and the Severance Compensation Agreement dated January 25, 2002.

Item 1.02                                                 Termination of a Material Definitive Agreement.

As described above under item 1.01, on December 15, 2004, the Company terminated Mr. Wisener’s Incentive Plan and Severance Compensation Agreement.  The Incentive Plan afforded Mr. Wisener the opportunity to earn bonuses as recognition for meeting certain achievement goals and the Severance Compensation Agreement provided for certain change in control payments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 21, 2004

SOUTHWEST WATER COMPANY

By:	/s/ Shelley Farnham
Shelley Farnham
Vice President, Human Resources
and Secretary